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                               EXHIBIT 10.20














                           SPARTAN STORES, INC.
                           ANNUAL INCENTIVE PLAN


































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                SPARTAN STORES, INC. ANNUAL INCENTIVE PLAN

                                 PREAMBLE

          This SPARTAN STORES, INC. ANNUAL INCENTIVE PLAN (the "Plan") is a program for measuring the financial performance of Spartan Stores, Inc. and its subsidiaries and affiliates and providing eligible Employees with incentive compensation based upon corporate and individual results. The objectives of the Plan are to assist in the attraction, retention and motivation of top quality Employees; to reward Participants for high levels of performance relative to established goals and objectives; to reward Participants for their contribution to the success of the Company and of their departments or divisions of the Company; and to help emphasize and reinforce teamwork among departments and divisions of the Company. The Plan provides annual incentive compensation for eligible Employees who are in a position to make substantial contributions toward achievement of the financial and customer satisfaction performance goals established pursuant to the Plan.

                                 SECTION 1
                    ESTABLISHMENT AND PURPOSES OF PLAN

     1.1 ESTABLISHMENT OF PLAN. Spartan Stores, Inc., a Michigan corporation, hereby establishes its Annual Incentive Plan (the "Plan") for its corporate and Subsidiary officers, director-level and other key employees. The Plan permits the award of incentive compensation.

     1.2 PURPOSES OF PLAN. The purposes of the Plan are to motivate Participants toward the achievement of specific goals of the Company and to attract and retain top quality key executives and other key associates of the Company. The Plan is further intended to provide flexibility to the Company in structuring incentive compensation to best promote the foregoing objectives.

     1.3 PLAN DOCUMENT. This instrument, as amended from time to time, constitutes the governing document of the Plan.

     1.4 EFFECTIVE DATE. The Plan is effective as of March 30, 1997. The Plan shall remain in effect until terminated by the Board of Directors of the Company. Unless earlier terminated by the Board, the Plan shall terminate as of the end of the Company's Fiscal Year ending in the year 2008. No award under the Plan shall be granted after such date.

     1.5 INCENTIVE COMPENSATION PLAN. The Plan is an annual incentive compensation program for eligible Employees. Because the Plan does not provide welfare benefits and does not provide for the deferral of compensation until termination of employment, it is established with the intent and understanding that it is not an employee benefit plan within the meaning of the federal Employee Retirement Income Security Act of 1974, as amended ("ERISA").

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                                 SECTION 2
                                DEFINITIONS

          The following terms shall have the definitions stated, unless the context requires a different meaning. Other defined terms shall have the meanings ascribed to them herein.

     2.1 ANNUAL BASE SALARY. "Annual Base Salary" means Participant's annualized weekly salary at the end of the Fiscal Year without regard to incentive compensation under this Plan or other benefits or incentive compensation plans maintained by the Company.

     2.2 BENEFICIARY. "Beneficiary" means the individual, trust or other entity designated by the Participant to receive any incentive compensation payable with respect to the Participant under the Plan after the Participant's death. A Participant may designate or change a Beneficiary by filing a signed designation with the Committee in a form approved by the Committee. A Participant's will is not effective for this purpose. If a designation has not been completed properly and filed with the Committee or is ineffective for any other reason, the Beneficiary shall be the Participant's Surviving Spouse. If there is no effective designation and the Participant does not have a Surviving Spouse, the remaining incentive compensation under this Plan, if any, shall be paid to the Participant's estate.

     2.3  BOARD.  "Board" means the Board of Directors of the Company.

     2.4 CODE. "Code" means the Internal Revenue Code of 1986, as amended.

     2.5 COMMITTEE. "Committee" means the Compensation Committee of the Board of the Company or such other committee as the Board designates to administer this Plan. The Committee shall consist of at least two persons, all of whom are "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and "outside directors" as defined in
Section 162(m) of the Code.

     2.6 COMPANY. "Company" means Spartan Stores, Inc., a Michigan corporation, and its Subsidiaries.

     2.7 CORPORATE GOAL WEIGHT. "Corporate Goal Weight" shall have the meaning set forth in Section 5.2(d).

     2.8 CORPORATE PERFORMANCE GOAL. "Corporate Performance Goal" shall have the meaning set forth in Section 5.2(a).

     2.9 CORPORATE PROFITABILITY GOAL. "Corporate Profitability Goal" means the level of earnings before taxes on income as designated by the


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Board from year to year or any other profitability measure designated by the Board.

     2.10 CORPORATE CUSTOMER SATISFACTION GOAL. "Corporate Customer Satisfaction Goal" means the level of customer satisfaction relating to an index of measures as designated by the Board from time to time.

     2.11 FISCAL YEAR. "Fiscal Year" means the financial reporting and taxable year of the Company.

     2.12 INCENTIVE PERCENTAGES. "Incentive Percentages," including "Minimum Incentive Percentage," "Target Incentive Percentage" and "Maximum Incentive Percentage" shall have the meanings set forth in Section 5.2(c).

     2.13 INDIVIDUAL GOAL WEIGHT. "Individual Goal Weight" shall have the meaning set forth in Section 5.2(d).

     2.14 INDIVIDUAL PERFORMANCE GOAL. "Individual Performance Goal" shall have the meaning set forth in Section 5.2(a).

     2.15 NORMAL RETIREMENT DATE. "Normal Retirement Date" means the date the Participant attains age 65.

     2.16 PARTICIPANT. "Participant" means an employee of the Company or a Subsidiary designated by the Committee to participate in this Plan for a Plan Year pursuant to Section 4 of this Plan.

     2.17 PERFORMANCE LEVELS. "Performance Level," including "Minimum Performance Level," "Target Performance Level" and "Maximum Performance Level," shall have the meanings set forth in Section 5.2(b).

     2.18 PERFORMANCE PERCENTAGE. "Performance Percentage" shall have the meaning set forth in Section 5.3(a).

     2.19 PLAN YEAR. "Plan Year" means the annual period that constitutes the Fiscal Year of the Company.

     2.20 RETIREMENT. "Retirement" means termination of employment on or after the Participant's Normal Retirement Date.

     2.21 SUBSIDIARY. "Subsidiary" means any corporation or other entity of which fifty percent (50%) or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company, except that for purposes of this Plan, the term "Subsidiary" shall exclude Spartan Insurance Company Ltd., Shield Insurance Services, Inc., and Shield Benefit Administrators, Inc.



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     2.22 SUBSIDIARY/DEPARTMENT GOAL WEIGHT.  "Subsidiary/Department Goal
Weight" shall have the meaning set forth in Section 5.2(d).

     2.23 SUBSIDIARY/DEPARTMENT PERFORMANCE GOAL. "Subsidiary/Department Performance Goal" shall have the meaning set forth in Section 5.2(a).

     2.24 SURVIVING SPOUSE. "Surviving Spouse" means the husband or wife of the Participant at the time of the Participant's death who survives the Participant. If the Participant and the spouse die under circumstances that make the order of their deaths uncertain, it shall be presumed for purposes of this Plan that the Participant survived the spouse.

     2.25 TOTAL DISABILITY. "Total Disability" or "Disability" means a physical or mental condition which totally and presumably permanently prevents an individual from performing the duties of his employment. The determination of Total Disability shall be made by the Committee through procedures established for that purpose and on the basis of reasonable medical examinations. The cost of any medical examination shall be an expense of administration of the Plan.

                                 SECTION 3
                          ADMINISTRATION OF PLAN

     3.1  PLAN ADMINISTRATION.

          (a)  POWER AND AUTHORITY.   The Committee shall have full power
and authority to interpret the provisions of the Plan and shall have full power and authority to supervise the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by a majority of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. To the extent it deems necessary or appropriate, the Committee will adopt rules, policies and forms for the administration, interpretation and implementation of the Plan and for the conduct of its business. The members of the Committee shall not be paid any additional fees for their services.

          (b) DELEGATION OF AUTHORITY. The Committee may delegate administrative authority and responsibility from time to time to and among the management compensation committee of the Company, other management committees or individual employees of the Company, but all actions taken pursuant to delegated authority and responsibility shall be subject to review, change and approval by the Committee.

          (c) PERSONAL INTEREST OF MEMBERS. A member of the Committee shall not participate in and shall not be counted as a member with respect to any action of the Committee directly affecting only that member.

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          (d)  FINALITY OF DECISIONS.  All decisions, determinations and interpretations of the Plan by the Committee shall be final and binding on all parties.

     3.2 GRANTS OR AWARDS TO PARTICIPANTS. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of awards of incentive compensation as the Committee may deem necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the following: (a) the persons who shall be selected as Participants and (b) the nature and extent of the awards of incentive compensation to be made to each Participant.

     3.3 INDEMNIFICATION. A member of the Committee or any other individual or group to whom authority is delegated shall not be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. The Company shall hold harmless and indemnify each member of the Committee and any other individual or group exercising delegated authority or responsibility with respect to the Plan, from any and all liabilities and costs arising from any act or omission related to the performance of duties or the exercise of discretion and judgment with respect to the Plan.

                                 SECTION 4
                                ELIGIBILITY

     4.1 PARTICIPATION. A person shall be a Participant in the Plan for a Plan Year upon his designation as a Participant for that year by the Committee. When deemed appropriate by the Committee, the Committee may designate an effective date for the commencement of participation by a Participant that is subsequent to the first day of the Plan Year. Designated Participants shall be notified in writing and provided a written summary and explanation of the Plan.

     4.2 CONTINUING PARTICIPATION. Designation as a Participant for a Plan Year will continue in effect for each subsequent Plan Year until participation is terminated by the Committee. The Committee may terminate participation by any Participant any time with or without cause.

                                 SECTION 5
                    ESTABLISHMENT OF PERFORMANCE LEVELS
                           AND PERFORMANCE GOALS

     5.1 PERFORMANCE CRITERIA. The Plan shall be administered so that the incentive compensation provided to Participants under the Plan for each Plan Year is based on whether certain goals that are applicable to the Participant are achieved for that Plan Year.



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     5.2  DETERMINATION OF POSSIBLE INCENTIVE COMPENSATION.  The Committee
shall establish the following performance criteria applicable to determining the incentive compensation for any Participant under the Plan.

          (a) PERFORMANCE GOALS. The Board of Directors shall establish for each Plan Year for all Participants corporate performance goals and subsidiary/department (if applicable to the Participant) performance goals (the "Corporate Performance Goal" and the "Subsidiary/Department Performance Goal," respectively). The individual performance goal applicable to the President and Chief Executive Officer shall be the accountability contract goals that the Executive Committee establishes for the President and Chief Executive Officer and the individual performance goals for associates other than the President and Chief Executive Officer shall be the accountability contract goals that the President and Chief Executive Officer establishes for the associates (collectively referenced as the "Individual Performance Goals"). Unless the Board of Directors determines otherwise, the determination as to whether and to what extent the Corporate Performance Goal has been achieved will be based upon weighting factors of 50% applied to the Corporate Profitability Goal and 50% applied to the Customer Satisfaction Goal; provided, however, that the Customer Satisfaction Goal shall not be applicable to Participants who are employed by Subsidiaries and that for such Participants the Corporate Performance Goal shall be based solely on the Corporate Profitability Goal. For each Plan Year after the Plan Year beginning March 30, 1997, the Committee shall communicate Performance Goals in writing to each Participant within ninety (90) days after the beginning of each Plan Year. For the Plan Year beginning March 30, 1997, the Committee shall communicate Performance Goals in writing to each Participant within thirty (30) days after the Board of Directors' date of adoption of this Plan document.

          (b) PERFORMANCE LEVELS. The Committee shall establish Minimum, Target and Maximum Performance Levels for each Plan Year for each Performance Goal that are applicable to the Participant and communicate these levels in writing to each Participant within 90 days after to the beginning of each Plan Year. The Minimum Performance Level, as applied to each Performance Goal, is the performance level that must be achieved for the Participant to receive any incentive compensation relating to that Performance Goal under this Plan. The Maximum Performance Level is the performance level that must be achieved for the Participant to receive the maximum incentive compensation relating to that Performance Goal under this Plan. As a general matter, the Minimum Performance Level shall be eighty percent (80%) of the Target Performance Level and the Maximum Performance Level shall be one hundred twenty percent (120%) of the Target Performance Level, although the Committee reserves the right to modify these percentages in its sole discretion. For each Plan Year after the Plan Year beginning March 30, 1997, the Committee shall communicate Performance Levels in writing to each Participant within ninety (90) days after the beginning of each Plan Year. For the Plan Year beginning March 30, 1997,


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the Committee shall communicate Performance Goals in writing to each
Participant within thirty (30) days after the Board of Directors' date of adoption of this Plan document.

          (c) INCENTIVE PERCENTAGES. For each Participant for each Plan Year, the Committee shall determine the amount of compensation to be received under this Plan to be reflected as a percentage of each Participant's Annual Base Salary that is based upon achieving Minimum, Target and Maximum Performance Levels. These percentages shall be known in this Plan collectively as the "Incentive Percentages," and individually as the "Minimum Incentive Percentage," the "Target Incentive Percentage" and the "Maximum Incentive Percentage," respectively.

          (d) GOAL WEIGHTS. The Committee shall establish, for each Participant for each Plan Year, a weighting factor to be applied to the Incentive Percentages to determine any award and to be reflected as a percentage of the Incentive Percentage based on individual, subsidiary or department, or corporate level performance (the "Individual Goal Weight," the "Subsidiary/Department Goal Weight" or the "Corporate Goal Weight," respectively).

     5.3  DETERMINATION OF ACTUAL INCENTIVE COMPENSATION.

          (a) PERFORMANCE PERCENTAGE. After the end of a Fiscal Year, the Committee shall determine the Participant's progress during that Fiscal Year toward achieving each Performance Goal. This determination shall be expressed as a percentage (the "Performance Percentage") of the Target Performance Level relating to that Performance Goal. For example, the Committee may determine that a Participant achieved 90% of the Target Performance Level relating to the Individual Performance Goal, 100% of the Target Performance Level relating to the Subsidiary/Department Performance Goal and 110% of the Target Performance Level relating to the Corporate Performance Goal.

          (b) DETERMINATION OF AWARD. For each Performance Goal, the Committee shall determine whether the Participant's Performance Percentage for that Performance Goal meets or exceeds the Minimum, Target or Maximum Performance Level applicable to such Performance Goal. The aggregate incentive compensation paid to a Participant shall equal the sum of the amounts calculated with respect to the Performance Goals as follows:

               (i) If the Participant's Performance Percentage is less than the Minimum Performance Level applicable to that Performance Goal, no incentive compensation shall be awarded to the Participant relating to that Performance Goal.

               (ii) If the Participant's Performance Percentage is equal to or greater than the Minimum Performance Level but less than the Maximum Performance Level applicable to the Performance

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     Goal, the Participant shall receive incentive compensation determined by multiplying the Target Incentive Percentage by the Performance Percentage and multiplying the product of that equation by the Goal Weight applicable to such Performance Goal.

               (iii) If the Participant's Performance Percentage is equal to or greater than the Maximum Performance Level applicable to the Performance Goal, the Participant shall receive incentive compensation determined by multiplying the Maximum Incentive Percentage by the Goal Weight applicable to such Performance Goal.

     5.4 ADJUSTMENTS. Adjustments to Minimum, Maximum and Target Performance Levels may be made when deemed appropriate by the Committee pursuant to Section 7 of this Plan.


                                 SECTION 6
              DETERMINATION AND PAYMENT OF INCENTIVE AMOUNTS

     6.1 FINAL PLAN YEAR PERFORMANCE. Corporate, subsidiary/department and individual performance, including any necessary or appropriate adjustments required or permitted hereunder, shall be determined for each Participant as soon as administratively feasible following the availability of final performance results for the Plan Year.

     6.2 DETERMINATION OF INCENTIVE COMPENSATION. Under rules established by the Committee, the incentive compensation for each Participant for each Plan Year shall be determined pursuant to Section 5.

     6.3 PAYMENT OF INCENTIVE AMOUNTS. The dollar amount of the annual incentive compensation for a Plan Year shall be paid to the Participant as soon as feasible following the completion of the incentive compensation calculations for the Plan Year. Before any incentive award shall be paid, the Committee shall certify in writing, whether by appropriate resolution or otherwise, that the relevant Performance Levels and Performance Goals were met and that the other material terms of this Plan have been satisfied.

     6.4  PARTIAL YEAR PARTICIPATION AND EMPLOYMENT CHANGES.

          (a) PARTIAL YEAR PARTICIPATION. If a person is designated to become a Participant in a Plan Year as of a date other than the first day of the Plan Year, then (i) if the person is a Participant for six (6) months or more of such Plan Year, he or she shall be entitled to incentive compensation related to such Plan Year as if he or she had been a Participant for the entire Plan Year and (ii) if the person is a Participant for less than six (6) months of such Plan Year, he or she shall


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not be eligible to receive any incentive compensation relating to this Plan for such Plan Year.

          (b) EMPLOYMENT CHANGES. Target Performance Levels and incentive awards for a Participant for a Plan Year will be prorated or adjusted as appropriate, under rules established and maintained by the Committee for this purpose from time to time, in the event of any change in compensation or employment status, or any other change that would affect the determination for the Plan Year, in proportion to the duration of each applicable factor during the Plan Year.

          (c) RETIREMENT, DEATH, OR DISABILITY. If a Participant's employment terminates during a Plan Year by reason of Retirement, death, or Total Disability, the Participant's incentive compensation dollar amount for the Plan Year, if any, shall be prorated, under rules established and maintained by the Committee for such purpose, based on the Participant's time of active employment as a Participant during the Plan Year.

          (d) OTHER TERMINATION OF EMPLOYMENT. Except as otherwise provided in this subsection (d) or pursuant to subsection (e), upon termination of a Participant's employment during a Plan Year for any reason other than Retirement, death, or Total Disability, the Participant shall not be entitled to the payment of incentive compensation for the Plan Year. Notwithstanding the preceding sentence, the Committee shall have full discretion to determine that payment of a pro-rated amount may be made when termination of a Participant's employment results from job elimination, reduction in work force or other similar company initiative, or is encouraged or induced by incentives offered by the Company.

          (e)  COMMITTEE DISCRETION.  Pursuant to the powers conferred in
Section 7, the Committee may amend or modify any rule and make any other rule or exception applicable to participation and employment changes relating to any Participant.

                                 SECTION 7
                           COMMITTEE DISCRETION

          The Committee shall exercise all of its power and duties as the Committee deems appropriate in its sole and absolute discretion. All decisions of the Committee shall be final and binding on all Participants and their respective heirs, representatives and Beneficiaries. If the Committee determines in its sole and absolute discretion that any factor applicable in the ultimate determination of incentive compensation under the Plan for a Plan Year is not appropriate with respect to one or more Participants due to unusual events, circumstances, or other factors that the Committee determines to be appropriate, the applicable factor or the amount of the resulting incentive compensation may be adjusted or modified in any manner deemed appropriate by the Committee. Without limiting the


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generality of the foregoing, to reflect significant, unanticipated changes,
Corporate and Subsidiary/Department Performance Goals may be adjusted during a Plan Year by recommendation of the Committee and upon approval of the Board of Directors and the President and Chief Executive Officer's Individual Performance Goal may be adjusted during a Plan Year by recommendation of the Committee and upon approval of the Executive Committee. Adjustments to Performance Goals are expected to be made on an extraordinary basis only.

                                 SECTION 8
                         TERMINATION AND AMENDMENT

          The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems appropriate and in the best interests of the Company, provided that no such amendment may impair any outstanding incentive compensation award without the consent of the Participant, except according to the terms of the Plan.

                                 SECTION 9
                            GENERAL PROVISIONS

     9.1  BENEFITS NOT GUARANTEED; NO RIGHTS TO AWARD.   Neither the
establishment and maintenance of the Plan nor participation in the Plan shall provide any guarantee or other assurance that incentive compensation will be payable under the Plan. The success of the Company and its subdivisions and affiliates, as determined hereunder and adjusted as provided herein and application of the administrative rules and determinations by the Committee, shall determine the extent to which Participants are entitled to receive incentive compensation payments under this Plan. No Participant or other person shall have any claim to be granted any award or benefit under the Plan and there is no obligation of uniformity of treatment of Participants under the Plan. The terms and conditions of any award or benefit of the same type and the determination of the Committee to grant a waiver or modification of any award or benefit and the terms and conditions thereof need not be the same with respect to each Participant.

     9.2 NO RIGHT TO PARTICIPATE. Nothing in this Plan shall be deemed or interpreted to provide a Participant or any non-participating employee with any contractual right to participate in or receive benefits of the Plan.
No designation of a person as a Participant for all or any part of a Plan Year shall create a right to incentive compensation or other benefits of the Plan for any other Plan Year.

     9.3 NO EMPLOYMENT RIGHT. Participation in this Plan shall not be construed as constituting a commitment, guarantee, agreement, or understanding of any kind that the Company or any subdivision of the Company will continue to employ any individual and this Plan shall not be


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construed or applied as any type of employment contract or obligation.
Nothing herein shall abridge or diminish the rights of the Company or the employing subdivision of the Company to determine the terms and conditions of employment of any Participant or other person or to terminate the employment of any Participant or other person with or without cause at any time.

     9.4 NO ASSIGNMENT OR TRANSFER. Neither a Participant nor any Beneficiary or other representative of a Participant shall have any right to assign, transfer, attach, or pledge any incentive compensation amount or credit, potential payment, or right to future payments of any incentive compensation amount or credit, or any other benefit provided under this Plan. Payment of any amount due or to become due under this Plan shall not be subject to the claims of creditors of the Participant or to execution by attachment or garnishment or any other legal or equitable proceeding or process.

     9.5 WITHHOLDING AND PAYROLL TAXES. The Company shall deduct from any payment made under this Plan all amounts required by federal, state and local tax laws to be withheld and shall subject any payments made under the Plan to all applicable payroll taxes and assessments.

     9.6 INCOMPETENT PAYEE. If the Committee determines that a person entitled to a payment hereunder is incompetent, it may cause benefits to be paid to another person for the use or benefit of the Participant or the Participant's beneficiary at the time or times otherwise payable hereunder, in total discharge of the Plan's obligations to the Participant or Beneficiary.

     9.7 GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

     9.8 CONSTRUCTION. The singular includes the plural and the plural includes the singular and terms connoting gender include both the masculine and feminine, unless the context clearly indicates the contrary.
Capitalized terms, except those at the beginning of a sentence or part of a heading, have the meaning defined in the Plan.

     9.9 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.





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     9.10 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS.  Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.












































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